As filed with the Securities and Exchange Commission on January 4, 2008
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
Shutterfly, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3330068
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
2800 Bridge Parkway, Suite 101
Redwood City, California 94065
(Address of Principal Executive Offices)(ZIP Code)

Inducement Stock Option Grant to Bernie Blegen
Inducement Stock Option Grant to Katie Ho
Inducement Stock Option Grant to Mark J. Rubash
Inducement Restricted Stock Grant to Craig Jorasch
Inducement Restricted Stock Grant to Tom McGannon
2006 Equity Incentive Plan
(Full Title of Plans)

_______________________________
Jeffrey T. Housenbold
President and Chief Executive Officer
c/o Shutterfly, Inc.
2800 Bridge Parkway, Suite 101
Redwood City, California 94065
 (650) 610-5200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

_______________

Copy to:

Robert S. Townsend, Esq.
Michael T. Frank, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105-2482
(415) 268-7000
_______________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value (Inducement Stock Option Grant to Bernie Blegen)	50,000		$28.49	(2)	$1,424,500	$44
Common Stock, $0.001 par value (Inducement Stock Option Grant to Katie Ho)	60,000		$28.49	(2)	$1,709,400	$53
Common Stock, $0.001 par value (Inducement Stock Option Grant to Mark J. Rubash)	270,000		$28.49	(2)	$7,692,300	$237
Common Stock, $0.001 par value (Inducement Restricted Stock Grant to Craig Jorasch)	96,385		$20.75	(3)	$1,999,988	$62
Common Stock, $0.001 par value (Inducement Restricted Stock Grant to Tom McGannon)	96,385		$20.75	(3)	$1,999,988	$62
Common Stock, $0.001 par value (2006 Equity Incentive Plan)	1,146,003	(4)	$20.75	(3)	$23,779,562	$731
Total	1,718,773		$22.46		$38,605,738	$1189

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended.  The price of $28.49 per share represents the closing price per share of Common Stock, as reported on the Nasdaq Global Market on November 30, 2007.

(3)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended.  The price of $20.75 per share represents the closing price per share of Common Stock, as reported on the Nasdaq Global Market on January 4, 2008.

(4)	Represents shares available for grant, but not yet granted as of the date of this Registration Statement, under the 2006 Equity Incentive Plan

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by Shutterfly, Inc. (the “Company” or “Registrant”) with the Securities and Exchange Commission (the “Commission”) are herein incorporated by reference:

1.        The contents of the Company’s Registration Statement on Form S-8, Commission File No. 333-137676, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

2.        The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”).

3.        The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed pursuant to the Exchange Act.

4.        The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed pursuant to the Exchange Act.

5.        The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 filed pursuant to the Exchange Act.

6.        The Company’s current reports on Form 8-K filed pursuant to the Exchange Act on January 8, 2007, January 24, 2007, February 12, 2007 and December 3, 2007.

7.        The description of the Company’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on September 29, 2006.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

               Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

      As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages resulting from breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders,
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases, or
•	for any transaction from which the director derived an improper personal benefit.

      As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions,
•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,
•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions, and
•	the rights conferred in the bylaws are not exclusive.

The Registrant has entered into indemnification agreements with its directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought.

The indemnification provision in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for securities matters.

See also the undertakings set out in response to Item 9 hereof.

Reference is made to the following documents filed as exhibits (under the exhibit number set forth below) to the Registrant’s Registration Statement on Form S-1 (File No. 333-135426) (the “Form S-1”) regarding relevant indemnification provisions described above and elsewhere in the Form S-1:

Exhibit Document	Number
Form of Underwriting Agreement	1.01
Form of Restated Certificate of Incorporation of the Registrant	3.03
Form of Amended and Restated Bylaws of the Registrant	3.05
Fifth Amended and Restated Investors’ Rights Agreement dated November 11, 2005	4.02
Form of Indemnity Agreement	10.01

Item 7.    Exemption From Registration Claimed.

Not applicable.

Item 8.          Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

Item 9.    Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Shutterfly, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 4, 2008.

SHUTTERFLY, INC.

By:    /s/ Jeffrey T. Housenbold
Jeffrey T. Housenbold
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey T. Housenbold and Mark J. Rubash, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date
/s/ Jeffrey T. Housenbold Jeffrey T. Housenbold	President, Chief Executive Officer and Director (Principal Executive Officer)	January 4, 2008
/s/ Mark J. Rubash Mark J. Rubash	Chief Financial Officer (Principal Financial and Accounting Officer)	January 4, 2008
/s/ Philip A. Marineau Philip A. Marineau	Chairman of the Board of Directors	January 4, 2008
/s/ Patricia A. House Patricia A. House	Director	January 4, 2008
/s/ Eric J. Keller Eric J. Keller	Director	January 4, 2008
Nancy J. Schoendorf	Director	January 4, 2008
/s/ James N. White James N. White	Director	January 4, 2008
/s/ Stephen J. Killeen Stephen J. Killeen	Director	January 4, 2008

INDEX TO EXHIBITS

Exhibit
Number                                           Document

4.1	Form of Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.03 of Form S-1)
4.2	Form of Amended and Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 3.05 of Form S-1)
4.3	Form of Registrant's common stock certificate (Incorporated herein by reference to Exhibit 4.01 of Form S-1)
4.4	Fifth Amended and Restated Investors' Rights Agreement, dated November 11, 2005 (Incorporated herein by reference to Exhibit 4.02 of Form S-1)
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (see Signature Page)